UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
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Filed  by  a  Party  other  than  the  Registrant  [ ]

Check  the  appropriate  box:
[ ]  Preliminary Proxy Statement              [ ]  Confidential, for Use of the
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[ ]  Definitive  Additional  Materials              by  Rule  14a-6(e)(2))
[ ]  Soliciting  Material  Under  Rule  14a-12

                          WEINGARTEN REALTY INVESTORS
               ----------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

               ----------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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



                           WEINGARTEN REALTY INVESTORS

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 23, 2004

TO  OUR  SHAREHOLDERS:

     You are invited to attend our annual meeting of shareholders that will be held at our corporate office located at 2600 Citadel Plaza Drive, Houston, Texas, on Friday, April 23, 2004, at 9:00 a.m., Houston time. The purpose of the meeting is to vote on the following proposals:

     PROPOSAL 1:     To elect nine trust managers to serve for a one year
                     term, and until their successors are elected and qualified.

     PROPOSAL 2:     To ratify the appointment of Deloitte & Touche LLP
                     as independent auditors for the fiscal year ending
                     December 31, 2004.

     PROPOSAL 3:     To vote on one shareholder proposal entitled "Performance
                     and Time-Based Restricted Shares."

     PROPOSAL 4:     To take action upon any other business as may properly
                     come before the meeting.

     Shareholders of record at the close of business on March 5, 2004 are entitled to notice of, and to vote at, the annual meeting. A proxy card and a copy of our annual report to shareholders for the fiscal year ended December 31, 2003 are enclosed with this notice of annual meeting and proxy statement.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO VOTE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY VOTE BY: (I) MAIL BY MARKING, SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE WE HAVE PROVIDED, OR RETURNING IT TO WEINGARTEN REALTY INVESTORS, C/O ADP, 51 MERCEDES WAY, EDGEWOOD, NY 11717, (II) USING THE INTERNET AT WWW.PROXYVOTE.COM, (III) PHONE BY CALLING 1-800-690-6903, OR (IV) ATTENDING THE
-----------------
ANNUAL MEETING IN PERSON. IF YOU PLAN TO ATTEND THE ANNUAL MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED WITH OUR TRANSFER AGENT, MELLON INVESTOR SERVICES LLC, IN THE NAME OF A BROKER OR BANK, YOU MUST SECURE A PROXY FROM THE BROKER OR BANK ASSIGNING VOTING RIGHTS TO YOU FOR YOUR SHARES.


                                        By Order of the Board of Trust Managers


                                        M. Candace DuFour
                                        Sr. Vice President and Secretary

March 17, 2004
Houston, Texas

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                             FRIDAY, APRIL 23, 2004

WEINGARTEN  REALTY  INVESTORS
2600  CITADEL  PLAZA  DRIVE
HOUSTON,  TEXAS  77008

     The board of trust managers is soliciting proxies to be used at the 2004 annual meeting of shareholders to be held at our corporate office located at 2600 Citadel Plaza Drive, Houston, Texas 77008, on Friday, April 23, 2004, at 9:00 a.m., Houston time. This proxy statement, accompanying proxy card and annual report to shareholders for the fiscal year ended December 31, 2003 are first being mailed to shareholders on or about March 17, 2004. Although the annual report is being mailed to shareholders with this proxy statement, it does not constitute part of this proxy statement.

WHO  MAY  VOTE

     Only shareholders of record at the close of business on March 5, 2004 are entitled to notice of, and to vote at, the annual meeting. As of March 5, 2004, we had 57,052,342 common shares of beneficial interest issued and outstanding. Each common shareholder of record on the record date is entitled to one vote on each matter properly brought before the annual meeting for each common share held.

     In accordance with our amended and restated bylaws, a list of shareholders entitled to vote at the annual meeting will be available at the annual meeting and for 10 days prior to the annual meeting, between the hours of 9:00 a.m. and 4:00 p.m. local time, at our principal executive offices listed above.

HOW  YOU  MAY  VOTE

You may vote using any of the following methods:

  - BY MAIL: Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Weingarten Realty Investors, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. The named proxies will vote your shares according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to the board's recommendation.

  -  BY INTERNET: Go to WWW.PROXYVOTE.COM and use the Internet to transmit
                        -----------------
     your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 22, 2004. Have your proxy card in hand when you access the web site and then follow the instructions.

  - BY PHONE: Call 1-800-690-6903 and use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 22, 2004. Have your proxy card in hand when you call and then follow the instructions.

  -  BY ATTENDING THE ANNUAL MEETING IN PERSON.

     You may revoke your proxy at any time before it is exercised by:

     - giving written notice of revocation to our Secretary, M. Candace DuFour, at Weingarten Realty Investors, P.O. Box 924133, Houston, Texas, 77292-4133;

     -    timely delivering a properly executed, later-dated proxy; or

     -    voting in person at the annual meeting.

     Voting by proxy will in no way limit your right to vote at the annual meeting if you later decide to attend in person. If you hold common shares through any of our share purchase or savings plans, you will receive voting instructions. Please sign and return those instructions promptly to assure that your shares are represented at the annual meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the annual meeting. If no direction is given and the proxy is validly executed, the shares represented by the proxy will be voted as recommended by the board of trust managers. The persons authorized under the proxies will vote upon any other business that may properly come before the annual meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. We do not anticipate that any other matters will be raised at the annual meeting.

QUORUM

     The presence, in person or represented by proxy, of the holders of a majority of the common shares 28,526,172 shares entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. However, if a quorum is not present at the annual meeting, the shareholders, present in person or represented by proxy, have the power to adjourn the annual meeting until a quorum is present or represented. Pursuant to our amended and restated bylaws, abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum at the annual meeting. A broker "non-vote" occurs when a nominee holding common shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the common shares 28,526,172 shares present in person or represented by proxy is required to re-elect trust managers. Any trust manager who is currently on the board shall remain on the board, regardless of the number of votes he receives, unless he is replaced by a nominee who receives the requisite vote to become a new trust manager. All of the nominees for trust manager served as our trust managers in 2003. Abstentions and broker non-votes are not counted for purposes of the election of trust managers.

     The approval of the shareholder proposal requires the affirmative vote of the holders of a majority of the common shares represented in person or by proxy at the annual meeting and entitled to vote thereon in order to be approved.

     The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of the holders of a majority of the common shares represented in person or by proxy at the annual meeting and entitled to vote thereon in order to be approved.

COST  OF  PROXY  SOLICITATION

     The cost of soliciting proxies will be borne by us. Proxies may be solicited on our behalf by our trust managers, officers, employees or soliciting service in person, by telephone, facsimile or by other electronic means. In accordance with SEC regulations and the rules of the New York Stock Exchange
(NYSE), we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials and soliciting proxies from the beneficial owners of our common shares.

                                  PROPOSAL ONE
                           ELECTION OF TRUST MANAGERS

     Pursuant to the Texas Real Estate Investment Trust Act, our amended and restated declaration of trust, and our amended and restated bylaws, our business, property and affairs are managed under the direction of the board of trust managers. At the annual meeting, nine trust managers will be elected by the shareholders, each to serve until his successor has been duly elected and qualified, or until the earliest of his death, resignation or retirement. Regardless of the number of votes each nominee receives, pursuant to the Texas Real Estate Investment Trust Act, each trust manager will continue to serve unless another nominee receives the affirmative vote of the holders of 66 2/3% of our outstanding common shares.

     The persons named in the enclosed proxy will vote your shares as you specify on the enclosed proxy. If you return your properly executed proxy but fail to specify how you want your shares voted, the shares will be voted in favor of the nominees listed below. The board of trust managers has proposed the following nominees for election as trust managers at the annual meeting. Each of the nominees is currently a member of the board of trust managers.

NOMINEES

     STANFORD ALEXANDER, Chairman of the Board of Trust Managers. Chief Executive Officer from 1993 to December 2000. President and Chief Executive Officer from 1962 to 1993. Trust manager since 1956 and our employee since 1955. Age: 75

     ANDREW M. ALEXANDER, trust manager since 1983. Chief Executive Officer since January 2001. President since 1996. Executive Vice President/Asset Manager from 1993 to 1996 and President of Weingarten Realty Management Company since 1993. Senior Vice President/Asset Manager of Weingarten Realty Management Company from 1991 to 1993, and Vice President from 1990 to 1991 and, prior to our reorganization in 1984, Vice President from 1988 to 1990. Mr. Alexander has been our employee since 1978. He is a director of Academy Sports & Outdoors, Inc. Age: 47

     J. MURRY BOWDEN, trust manager since April, 2003. Mr. Bowden is Co-Chairman of The Hanover Company and has been involved in all aspects of apartment development, construction, management and finance for more than 25 years. Prior to forming The Hanover Company in 1982, he was an attorney in private practice.
Age: 55

     JAMES W. CROWNOVER, trust manager since 2001. Mr. Crownover completed a 30 year career with McKinsey & Company, Inc. in 1998 where he was managing director of its southwest practice and a member of the firm's board of trust managers. He currently serves as a director on the boards of Unocal Corporation (audit committee chairman), Great Lakes Chemical Corporation and Allied Waste Industries (audit committee member). Age: 60

     ROBERT J. CRUIKSHANK, trust manager since 1997. Since 1993, Mr. Cruikshank has managed his personal investments. Senior partner of Deloitte & Touche LLP from 1989 to 1993. He currently serves on the boards of Encysive Pharmaceuticals, Inc. (audit committee chairman), Texas Genco, Incorporated, (audit committee member), MAXXAM, Inc., (audit committee member), and Kaiser Aluminum Corp. (audit committee member). Age: 73

     MELVIN A. DOW, trust manager since 1984. Shareholder, Winstead, Sechrest & Minick P. C. since August 2001. Chairman/Chief Executive Officer of Dow, Cogburn & Friedman, P.C. (which merged with Winstead, Sechrest & Minick P.C. in 2001) from 1995 to 2001. Age: 76

     STEPHEN A. LASHER, trust manager since 1980. President of The GulfStar Group, Inc. since January 1991. Age: 56

     DOUGLAS W. SCHNITZER, trust manager since 1984. Chairman/Chief Executive Officer of Senterra Real Estate Group, L.L.C. since 1994. Age: 47

     MARC J. SHAPIRO, trust manager since 1985. Former Vice Chairman of J. P. Morgan Chase & Co. from 1997 through September, 2003. Prior to that, Chairman and Chief Executive Officer of Chase Bank of Houston from January 1989 to 1997. Currently he serves as a consultant to J. P. Morgan Chase & Co. as a non-executive Chairman of its Texas operations. Director of Kimberly-Clark Corporation and Burlington Northern Santa Fe Corporation. Age: 56

     Andrew M. Alexander is the son of Stanford Alexander.

     The governance committee is currently conducting a search for additional qualified independent trust managers. The governance committee will consider trust manager candidates nominated by shareholders. Recommendations, including the nominee's name and an explanation of the nominee's qualifications should be sent to Candace DuFour, Secretary, at P.O. Box 924133, Houston, Texas 77292-4133. The procedure for nominating a person for election as a trust manager is described under "Shareholder Proposals" on page 27.

     THE BOARD OF TRUST MANAGERS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF TRUST MANAGERS AS SET FORTH IN PROPOSAL ONE.

BOARD  MEETINGS  AND  COMMITTEES

     During fiscal 2003, the board of trust managers held four meetings. No trust manager attended less than 75% of the total number of board and committee meetings on which the trust manager served that were held while the trust manager was a member of the board or committee, as applicable. The board's current standing committees are as follows:


-------------------------------------------------------------------------------------------
                                                        MANAGEMENT
                                                        DEVELOPMENT
                                                             &
                              GOVERNANCE     AUDIT     COMPENSATION   EXECUTIVE    PRICING
NAME                           COMMITTEE   COMMITTEE     COMMITTEE    COMMITTEE   COMMITTEE
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
EMPLOYEE TRUST MANAGERS:
------------------------
  Stanford Alexander                                                      X           X
-------------------------------------------------------------------------------------------
  Andrew M. Alexander                                                     X (1)       X (1)
-------------------------------------------------------------------------------------------
NON-EMPLOYEE TRUST MANAGERS:
----------------------------
  J. Murry Bowden                 X            X
-------------------------------------------------------------------------------------------
  James W. Crownover              X            X (1)
-------------------------------------------------------------------------------------------
  Robert J. Cruikshank                         X           X (1)          X
-------------------------------------------------------------------------------------------
  Melvin A. Dow                                                           X           X
-------------------------------------------------------------------------------------------
  Stephen A. Lasher                                        X              X           X
-------------------------------------------------------------------------------------------
  Marc J. Shapiro                 X (1)                    X
-------------------------------------------------------------------------------------------

---------

(1)    Chairman



GOVERNANCE  COMMITTEE

     The governance committee has the responsibility to (1) oversee the nomination of individuals to the board, including the identification of individuals qualified to become board members and recommending such nominees;
(2) develop and recommend to the board a set of governance principles; and (3) oversee matters of governance to insure that the board is appropriately constituted and operated to meet its fiduciary obligations, including advising the board on matters of board organization, membership and function and committee structure and membership. The committee also recommends trust manager compensation and benefits. The governance committee will consider nominees made by shareholders. Shareholders should send nominations to the company's secretary, Candace DuFour. Any shareholder nominations proposed for consideration by the governance committee should include the nominee's name and qualifications for board membership. See "Shareholder Proposals" on page 27. The governance committee met three times in 2003.

AUDIT  COMMITTEE

     The audit committee assists the board in fulfilling its responsibilities for general oversight of: (1) our financial reporting processes and the audit of our financial statements, including the integrity of our financial statements;
(2) our compliance with ethical policies contained in our code of conduct and ethics; (3) legal and regulatory requirements; (4) the independence, qualification and performance of our independent auditors; and (5) the performance of our internal audit function; and (6) risk assessment and risk management. The committee has the responsibility for selecting the company's independent auditors and pre-approving audit and non-audit services. Among other things, the audit committee prepares the audit committee report for inclusion in the annual proxy statement, reviews the audit committee charter and the committee's performance; approving the scope of the annual audit; reviews our disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance. The committee also oversees investigations into complaints concerning financial matters. The audit committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the audit committee deems necessary to carry out its duties. The audit committee met five times in 2003.

MANAGEMENT  DEVELOPMENT  AND  COMPENSATION  COMMITTEE

     The management development and compensation committee (1) discharges the board's responsibilities to establish the compensation of our executives; (2) produces an annual report on executive compensation for inclusion in our annual proxy statement; (3) provides general oversight for our compensation structure, including our equity compensation plans and benefits programs; and (4) retains and approves the terms of the retention of any compensation consultant or other compensation experts. Other specific duties and responsibilities of the committee include reviewing the leadership development process; reviewing and approving objectives relative to executive officers compensation; approving employment agreements for executive officers; approving and amending our incentive compensation and share option programs (subject to shareholder approval if required); and annually evaluating its performance and its charter. The committee met four times in 2003.

EXECUTIVE  COMMITTEE

     The executive committee has the authority to enter into transactions to acquire and dispose of real property, execute certain contracts and agreements, including but not limited to, borrowing money, entering into financial derivative contracts, leases (as landlord or tenant) and construction contracts valued at up to $200,000,000. The committee was established by the board to create and reinforce the approval and decision making process around these significant transactions. We have a detailed process that is followed for all of these transactions and the execution of unanimous consents for such transactions is the final documentation of such process. The executive committee did not meet in person during 2003, but conducted business by the execution of 12 unanimous written consents during that year.

PRICING  COMMITTEE

     The pricing committee is authorized to exercise all the powers of the board of trust managers in connection with the offering, issuance and sale of our securities. The pricing committee did not meet in person during 2003, but conducted business by the execution of three unanimous written consents during that year.

CORPORATE  GOVERNANCE

     Our board of trust managers has maintained corporate governance policies for many years and updated them in 2003. Our board has put into place the NYSE's newly adopted corporate governance requirements.

     Independence of Trust Managers and Committee Members. Our board has determined that each of the following trust managers standing for re-election has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is independent within the meaning of our trust manager independent's standards, which reflect exactly NYSE Director Independence Standards, as currently in effect: Messrs. Bowden, Crownover, Cruikshank, Lasher, Schnitzer and Shapiro. The board has determined that Messrs. S. Alexander, A. Alexander and Dow are not independent trust managers within the meaning of the NYSE Director Independence Standards. Furthermore, the board has determined that each of the members of each of the governance, audit and management development and compensation committees has no material relationship with us (either directly as a partner, shareholder or officer of an organization that has a relationship with us) and is independent within the meaning of our trust manager independence standards.

     Audit Committee Financial Expert. The board of trust managers has determined that Mr. Cruikshank meets the definition of audit committee financial expert promulgated by the Securities and Exchange Commission and is independent, as defined in Item 7(d)(3)(iv) of Schedule 14A.

     Committee Charters. Our board has adopted: (1) a governance committee charter, a management development and compensation committee charter and a revised audit committee charter; (2) a revised and expanded definition of independence for our trust managers for fiscal 2003; and (3) a code of conduct and ethics for all trust managers, officers and employees. Our governance committee charter, management development and compensation committee charter and our audit committee charter are available on our website at www.weingarten.com.
                                                            ------------------
Copies of our management development and compensation committee charter and our revised audit committee charter are attached to this proxy statement as Appendix A and Appendix B, respectively.
----------     ----------

     Communications with the Board. You can send communications to the board of trust managers by mail to M. Candace DuFour, at our address set forth on the first page of this proxy statement.

     Executive Sessions. Executive sessions of non-employee trust managers, commencing in 2004, will be held at the end of each board meeting. Commencing with 2004, our independent trust managers will meet at least once per year in executive session. The chairman of the governance committee will chair this executive session. During 2003, our non-employee trust managers met twice in executive session.

COMPENSATION  OF  TRUST  MANAGERS

     Employee trust managers receive no compensation for board service.

     During 2003, our non-employee trust managers received the following compensation:

     Annual  retainer  fee . . . . . . . . . . . . . . . . . . . . . . $15,000
     Fee  for  each  board  meeting  attended. . . . . . . . . . . . .   1,000
     Audit  committee  chairman  retainer. . . . . . . . . . . . . . .  10,000
     Audit  committee  member  retainer. . . . . . . . . . . . . . . .   5,000
     Chairman  retainer  for  other  committees. . . . . . . . . . . .   6,000
     Other committee members retainer. . . . . . . . . . . . . . . . .   4,000

     Additionally, each non-employee trust manager received an award of 500 restricted shares. Members of the executive and pricing committees receive no additional compensation for their services.

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

     During fiscal 2003, three of our independent trust managers served on the management development and compensation committee. The committee members for 2003 were Messrs. Crownover, Lasher and Shapiro. No member of the management development and compensation committee has any interlocking relationship with any other company that requires disclosure under this heading.

CERTAIN TRANSACTIONS

     Messrs. S. Alexander, A. Alexander, Dow, Lasher, Richter, Schnitzer and Martin Debrovner are shareholders or officers and/or trust managers of WRI Holdings, Inc., a Texas corporation. In December 1984, we contributed certain assets and cash to WRI Holdings in exchange for, among other consideration, $26.8 million in original principal amount of debt securities and common stock of WRI Holdings. The assets contributed by us to WRI Holdings included unimproved land in the Railwood Industrial Park in northeast Houston and all of the issued and outstanding capital stock of Plaza Construction, Inc. and Leisure Dynamics, Inc. The debt securities were issued pursuant to three separate trust indentures (the Holdings Bonds) and originally consisted of $16.7 million in principal amount of debt securities (the Hospitality Bonds) due December 28, 2004, $7.0 in million principal amount of debt securities (the Railwood Bonds) due December 28, 2004, and $3.2 million in principal amount of debt securities (the Plaza Bonds) due December 28, 1994. The Plaza Bonds were extended and are currently due December 28, 2004. The Railwood Bonds and Hospitality Bonds have been retired.

     The net carrying amount on the Plaza Bonds at December 31, 2003 was $.2 million and the accrued interest outstanding which has not been recognized for financial accounting purposes was $7.3 million.

     Interest on the Plaza Bonds accrues at the rate of 16% per annum (the "accrual rate"), but is due and payable quarterly at the rate of 10% per annum (the "pay rate"). The difference between the accrual rate and the amount of interest paid by WRI Holdings at the pay rate on the debt securities is treated as unpaid accrued interest, which will not accrue any compound interest and is payable with the principal at maturity. We recognize as interest income only amounts actually received for payment under the note. Therefore, we do not carry the difference between the accrual rate and the pay rate as an asset on our consolidated balance sheet.

     Pursuant to a loan agreement between WRI Holdings and us, and pursuant to a note dated December 28, 1984, as amended in October 1987, January 1991 and March 1994, WRI Holdings may borrow from us the amount necessary, up to a maximum of $40 million, to enable WRI Holdings to pay the interest owing on the Holdings Bonds. Interest on the note accrues at the highest rate per annum permitted by Texas law as to a portion of the debt and at the JPMorgan Chase Bank prime rate plus 2% per annum (but not in excess of the maximum legal rate) on the balance of the debt. The note is payable December 28, 2004. As of December 31, 2003, $30.0 million was outstanding under the note, which represents the difference between the amount recognized as interest income on the Holdings Bonds and the pay rate applicable to the bonds, none of which has been recognized by us as income.

     In November 1982, we entered into a loan agreement with River Point Venture I, a joint venture in which Plaza Construction was a joint venture partner. In October of 1987, Plaza Construction acquired all ownership interests in the joint venture it did not already own from the other joint venturer. Additionally, Plaza Construction became the successor of the joint venture under the River Pointe loan agreement ("River Pointe Loan"), which was amended in December 1991. Under the terms of the River Pointe Loan, we may loan Plaza Construction up to $12 million for construction and development of River Pointe. Interest accrues at the prime rate plus 1%, but not in excess of the maximum rate permitted by law, and payment of the outstanding principal balance is due December 1, 2004. Beginning in 1990, we discontinued the recognition of interest income on this note for financial statement purposes. As of December 31, 2003, the principal amount outstanding under the River Pointe Loan was $2.6 million plus accrued, but nonrecognized, interest of $19.4 million.

     At December 31, 2003, we had $2.8 million in the Plaza Bonds and the River Pointe Loan. The estimated fair market value of the remaining collateral, which is comprised of 9.5 acres of undeveloped land at a mixed-use development in Conroe, Texas, exceeds our net investment in these bonds and loan.

     Mr. Dow is a shareholder of Winstead, Secrest & Minick P. C., a law firm that had a relationship with Weingarten during the 2003 fiscal year. Mr. Dow performs a significant amount of work for WRI. Payments made by WRI to Winstead, Secrest & Minick P. C. for his work constituted less than 5% of the firm's total annual revenue for 2003.

                  SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of our common shares as of February 13, 2004 by (1) each person known by us to own beneficially more than 5% of our outstanding common shares, (2) each current trust manager, (3) each named executive officer, and (4) all current trust managers and executive officers as a group. The number of shares beneficially owned by each entity, person, trust manager or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has a right to acquire as of April 13, 2004 (60 days after February 13, 2004) through the exercise of any share option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his spouse) with respect to the shares set forth in the following table.

     Certain of the shares listed below are deemed to be owned beneficially by more than one shareholder under SEC rules.


                                             AMOUNT AND NATURE OF
                 NAME                        BENEFICIAL OWNERSHIP**  PERCENT OF CLASS
------------------------------------------  -----------------------  -----------------
Stanford Alexander . . . . . . . . . . . .     3,529,195  (1)             6.4%
Andrew M. Alexander. . . . . . . . . . . .       989,136  (2)             1.8%
J. Murry Bowden. . . . . . . . . . . . . .           519  ***                *
James W. Crownover . . . . . . . . . . . .         6,219  ***                *
Robert J. Cruikshank . . . . . . . . . . .         3,019  ***                *
Martin Debrovner . . . . . . . . . . . . .       339,316  (3)                *
Melvin A. Dow. . . . . . . . . . . . . . .       755,935  (4)***          1.4%
Stephen A. Lasher. . . . . . . . . . . . .       432,519  (5)***             *
Douglas W. Schnitzer . . . . . . . . . . .       945,939  (6)***          1.7%
Marc J. Shapiro. . . . . . . . . . . . . .        13,869  ***                *
Stephen C. Richter . . . . . . . . . . . .        97,247  (7)                *
All trust managers and executive officers
As a group (11 persons). . . . . . . . . .     6,222,887  (8)            11.4%
Capital Research and Management Co.. . . .     3,574,000  (9)             6.5%

----------

*     Beneficial ownership of less than 1% of the class is omitted.
**    Does not reflect 3 for 2 stock split effective March 30, 2004.
***   All non-employee trust managers were awarded 519 shares in 2003, subject to such trust manager's election to defer receipt from 5 years up to the completion of his service on the board of trust managers.


(1) Includes 578,412 shares held by various trusts for the benefit of Mr. Alexander's children and 445,012 shares for which voting and investment power are shared with Andrew M. Alexander and Melvin A. Dow, trust managers, 5,263 shares subject to restrictions on transfer within 60 days of February 13, 2004 for which Mr. Alexander has the right to vote and 14,155 shares that may be purchased by Mr. Alexander upon exercise of share options that are currently exercisable or that will become exercisable within 60 days of February 13, 2004. Also includes 645,370 shares held by a charitable foundation, over which shares Mr. Alexander and his wife Joan have voting and investment power. Mr. Alexander's address is 2600 Citadel Plaza Drive, Houston, Texas 77008.

(2) Includes 445,012 shares over which Messrs. S. Alexander and Dow have shared voting and investment power, 6,094 shares are subject to restrictions on transfer within 60 days of February 13, 2004 and 102,950 shares that Mr. A. Alexander may purchase upon the exercise of share options that will be exercisable within 60 days of February 13, 2004. Also includes 37,500 shares held by a charitable foundation, over which shares Mr. A. Alexander and his wife Julie have voting and investment power.

(3) Includes 40,317 shares held in trust for the benefit of Mr. Debrovner's children, for which he has voting and investment power, 3,601 shares subject to restriction on transfer within 60 days of February 13, 2004 as to which Mr. Debrovner votes, 128,743 shares that may be purchased upon the exercise of share options that will be exercisable within 60 days of February 13, 2004.

(4) Includes 445,012 shares over which Messrs. S. Alexander and A. Alexander have shared voting and investment power.

(5) Includes 75,000 shares held by trusts for the benefit of Mr. Lasher's children, over which Mr. Lasher exercises voting and investment power.

(6) Mr. Schnitzer owns 519 shares individually. With respect to the remaining shares beneficially owned, Mr. Schnitzer shares voting and investment power with Joan Weingarten Schnitzer under trusts for Joan Weingarten Schnitzer.

(7) Includes 5,924 shares held in trust for the benefit of Mr. Richter's children, for which he has voting and investment power, 3,095 shares subject to restrictions on transfer within 60 days of February 13, 2004 for which Mr. Richter has the right to vote and 22,557 shares that may be purchased upon the exercise of share options that will be exercisable within 60 days of February 13, 2004.

(8) Includes 18,053 shares subject to restrictions on transfer for which the trust managers and executive officers have the right to vote and 268,405 shares that may be purchased upon the exercise of share options that will be exercisable within 60 days of February 13, 2004.

(9) Pursuant to information contained in a Schedule 13G filed by or on behalf of the beneficial owners with the SEC on February 10, 2004. The
     Schedule 13G lists the address of Capital Research and Management Company as 333 South Hope Street, Los Angeles, CA 90071.

     We are pleased to report that management, employees, trust managers and their extended families own, in the aggregate, 13.4% of our outstanding common shares as of February 13, 2004, not including any unexercised share options.

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our trust managers and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in our securities with the SEC and the NYSE. Executive officers, trust managers and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.

     Based solely upon a review of the reports furnished to us with respect to fiscal 2003, we believe that all SEC filing requirements applicable to our trust managers and executive officers were satisfied.


                               EXECUTIVE OFFICERS

     No trust manager or executive officer was selected as a result of any arrangement or understanding between the trust manager or executive officer or any other person. All executive officers are elected annually by, and serve at the discretion of the board of trust managers.

     Our executive officers are as follows:


          Name              Age             Position                    Recent Business Experience
          ----              ---             --------                    --------------------------
Stanford Alexander . . . .  75   Chairman of the Board            See "Election of Trust Managers."

Martin Debrovner . . . . .  67   Vice Chairman                    1997 to Present - Vice Chairman;
                                                                  1993 to 1997 - President and Chief
                                                                  Operating Officer.

Andrew M. Alexander. . . .  47   President and Chief Executive    See "Election of Trust Managers."
                                 Officer

Stephen C. Richter . . . .  49   Senior Vice President and Chief  2000 to Present - Senior Vice President
                                 Financial Officer                and Chief Financial Officer; 1997 to
                                                                  2000 - Senior Vice President and
                                                                  Treasurer.


                             EXECUTIVE COMPENSATION

COMPENSATION  OF  EXECUTIVE  OFFICERS

     The following table summarizes the compensation paid by us for each of the fiscal years ended December 31, 2003, 2002 and 2001 to the Chief Executive Officer and the three other most highly compensated executive officers who received a total annual salary and bonus in excess of $100,000 in fiscal 2003.


                                                                       Long Term
                                     Annual Compensation          Compensation Awards
                                     -------------------          -------------------
                                                               Restricted      Securities
                                                                 Share         Underlying
      Name and                         Salary        Bonus       Awards       Options/SARs     All Other
  Principal Position        Year        ($)           ($)         ($)           (#)(1)       Compensation
  ------------------        ----       ------         ---         ---           ------       ------------
Stanford Alexander          2003     $ 575,000    $ 345,000    $ 237,519(2)     52,661       $  10,820(6)
  Chairman                  2002       550,000      288,750       98,701        34,722          14,387
                            2001       550,000      278,170      208,328        27,778          19,092


Andrew M. Alexander         2003       575,000      345,000      275,022(3)     60,976         170,232(7)
  President and Chief       2002       550,000      288,750       61,683        65,104         145,215
  Executive Officer         2001       425,000      276,500       75,196        34,722          83,232


Martin Debrovner            2003       425,000      178,500      162,513(4)     36,031           9,799(8)
  Vice Chairman             2002       410,000      150,982       86,386        30,382          30,626
                            2001       410,000      147,616      141,565        20,822         127,680


Stephen C. Richter          2003       300,000      103,500       70,628(5)     15,657          79,784(9)
  Senior Vice President     2002       275,000       86,136       45,239        15,914          66,939
  and Chief Financial       2001       250,000       74,523       73,769        11,574          44,669
  Officer

--------

(1)    No SARs were granted during 2001, 2002 or 2003.

(2)    Of the 5,263 restricted shares awarded in 2003, 1,053 will vest on each of December 16, 2004, 2005, 2006,
       2007 and 2008.  Dividends are payable on restricted shares.  As of December 31, 2003, Mr. S. Alexander held 44,193 restricted shares having a market value on that date of $1,959,960.

(3)    Of the 6,094 restricted shares awarded in 2003, 1,219 will vest on each of December 16, 2004, 2005, 2006,
       2007 and 2008.  Dividends are payable on restricted shares.  As of December 31, 2003, Mr. A. Alexander held 20,348 restricted shares having a market value on that date of $902,434.

(4)    Of the 3,601 restricted shares awarded in 2003, 720 will vest on each of December 16, 2004, 2005, 2006,
       2007 and 2008.  Dividends are payable on restricted shares.  As of December 31, 2003, Mr. Debrovner held
       29,922 restricted shares having a market value on that date of $1,327,041.

(5)    Of the 1,565 restricted shares awarded in 2003, 313 will vest on each of December 16, 2004, 2005, 2006,
       2007 and 2008.  Dividends are payable on restricted shares.  As of December 31, 2003, Mr. Richter held
       16,682 restricted shares having a market value on that date of $739,847.

(6)    Includes $6,000 for our contributions to the 401(k) Savings and Investment Plan on behalf of Mr. S.
       Alexander.

(7)    Includes $6,000 for our contributions to the 401(k) Savings and Investment Plan on behalf of Mr. A.
       Alexander and $158,555 contributed to the Supplemental Retirement Plan.

(8)    Includes $6,000 for our contributions to the 401(k) Savings and Investment Plan on behalf of Mr.
       Debrovner.

(9)    Includes $6,000 for our contributions to the 401(k) Savings and Investment Plan on behalf of Mr. Richter and $66,866 contributed to the Supplemental Retirement Plan.


OPTION  GRANTS  IN  2003

     The following table sets forth information concerning grants of share options during 2003 to each of the executive officers named in the Summary Compensation Table and the potential realizable value of the options at assumed annual rates of share price appreciation for the option term.


                                       OPTION GRANTS IN 2003
-------------------------------------------------------------------------------------------------------
                            INDIVIDUAL GRANTS (1)
                           ------------------------
                                         % OF TOTAL                          POTENTIAL REALIZABLE VALUE
                            NUMBER OF     OPTIONS                              AT ASSUMED ANNUAL RATE
                           SECURITIES    GRANTED TO   EXERCISE                     OF SHARE PRICE
                           UNDERLYING    EMPLOYEES    OF BASE                 APPRECIATION FOR OPTION
                            OPTIONS      IN FISCAL     PRICE     EXPIRATION            TERM (2)
                                                                                     -----------
NAME                       GRANTED (#)      YEAR      ($/SH)       DATE         5% ($)       10%($)
----                       -----------      ----      ------       ----         ------       ------
Stanford Alexander. . . .     52,661      15.78       $ 45.13     12-16-13   $ 1,494,625   $ 3,787,674
Andrew M. Alexander . . .     60,976      18.27         45.13     12-16-13     1,730,622     4,385,735
Martin Debrovner. . . . .     36,031      10.80         45.13     12-16-13     1,022,632     2,591,551
Stephen C. Richter. . . .     15,657       4.69         45.13     12-16-13       444,377     1,126,139
___________


(1)   The plans governing share option grants provide that the option price per share shall not be less than 100% of the market  value  per share of our common shares at the grant date.  The term of any option is no more than 10 years from the date  of  grant.  Options  granted  in  2003  become  exercisable after one year in five equal annual installments of 20%.

(2)   The  dollar  amounts  under  these  columns  are  the  result of calculations assuming annual rates of share price appreciation  over  the  option  term  at  the 5% and 10% rates set by SEC rules and are not intended to forecast possible future  appreciation,  if  any,  in  our  common  share  price.



OPTION  EXERCISES  AND  FISCAL  YEAR-END  OPTION  VALUES

     The following table sets forth certain information concerning exercises of share options during 2003 by our named executive officers and the value of the unexercised options as of December 31, 2003, based on the closing price of $44.35 per share of the company's common shares on that date.


        AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2003 AND FISCAL 2003 YEAR-END OPTION VALUES
------------------------------------------------------------------------------------------------------
                          SHARES                        NUMBER OF              VALUE OF UNEXERCISED IN-THE-
                       ACQUIRED ON     VALUE      UNEXERCISED OPTIONS HELD          MONEY OPTIONS AT
NAME                   EXERCISE(#)    RECEIVED     AT DECEMBER 31, 2003             DECEMBER 31, 2003
---------------------  -----------  ------------  ------------------------     ----------------------------
                                                  EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                  -----------  -------------   -----------   -------------
Stanford Alexander. .      58,374   $ 1,035,899     14,155        185,674      $   225,489    $ 1,647,436
Andrew M. Alexander .      56,000     1,106,165    102,950        265,011        1,779,226      2,363,688
Martin Debrovner   ..           0             0    128,743        144,634        2,236,520      1,339,777
Stephen C. Richter. .      37,527       622,300     15,447         73,119          265,791        725,922


RETIREMENT  PLAN

     The following table shows the approximate annual retirement benefits under our non-contributory retirement plan (before the reduction made for social security benefits) to eligible grandfathered employees in specified compensation and years of service categories, assuming retirement occurs at age 65 and that benefits are payable only during the employee's lifetime. Benefits are not actuarially reduced where survivorship benefits are provided.


                                   ESTIMATED ANNUAL BENEFITS UPON RETIREMENT
                                             YEARS OF SERVICE
                     ----------------------------------------------------------------------
   AVERAGE
COMPENSATION**           15          20          25          30          35          40
-------------------  ----------  ----------  ----------  ----------  ----------  ----------
$   200,000 . . . .  $  45,000   $  60,000   $  75,000   $  90,000   $ 105,000   $ 120,000
    225,000 . . . .     50,625      67,500      84,375     101,250     118,125     135,000
    250,000 . . . .     56,250      75,000      93,750     112,500     131,250     150,000
    300,000 . . . .     67,500      90,000     112,500     135,000     157,500     180,000*
    400,000 . . . .     90,000     120,000     150,000     180,000*    210,000*    240,000*
    450,000 . . . .    101,250     135,000     168,750*    202,500*    236,250*    270,000*
    500,000 . . . .    112,500     150,000     187,500*    225,000*    262,500*    300,000*
    600,000 . . . .    135,000     180,000*    225,000*    270,000*    315,000*    360,000*
    700,000 . . . .    157,500     210,000*    262,500*    315,000*    367,500*    420,000*
    800,000 . . . .    180,000*    240,000*    300,000*    360,000*    420,000*    480,000*
    900,000 . . . .    202,500*    270,000*    337,500*    405,000*    472,500*    540,000*
  1,000,000 . . .      225,000*    300,000*    375,000*    450,000*    525,000*    600,000*
___________

*     Currently, the maximum annual pension benefit which currently may be paid under a qualified plan is $160,000 subject to certain grandfather rules for limitation years beginning in 2003.

**    Compensation  in  excess  of  $200,000  is  disregarded  with  respect to all plan years.  Accordingly, the compensation  of  each named executive officer included in the Summary Compensation Table which was covered by the non-contributory  retirement  plan  was  limited  to  $200,000.



     The compensation used in computing average monthly compensation is the total of all amounts paid by us, plus amounts electively deferred by the employee under our savings plan, 125 cafeteria plan and nonqualified deferred compensation plan. Credited years of service for named executive officers as of March 15, 2004 are as follows: Mr. S. Alexander, 50 years; Mr. Debrovner, 36 years; Mr. A. Alexander, 26 years; and Mr. Richter, 24 years. Mr. S. Alexander and Mr. Debrovner commenced receiving benefits under the Plan in January 1996 and June 2001, respectively.

     The non-contributory pension plan converted to a cash balance retirement plan on April 1, 2002. A grandfathered participant will remain covered by the provisions of the plan prior to the conversion to the cash balance plan. A grandfathered participant is any participant born prior to January 1, 1952, was hired prior to January 1,1997, and was an active employee on April 1, 2002. The retirement plan pays benefits to grandfathered participants in the event of death, disability, retirement or other termination of employment after the employee meets certain vesting requirements (all grandfathered participants are 100% vested). The amount of the monthly retirement benefit payable beginning at age 65, the normal retirement age, is equal to (i) 1.5% of average monthly compensation during five consecutive years, within the last ten years, which would yield the highest average monthly compensation multiplied by years of service rendered after age 21, minus (ii) 1.5% of the monthly social security benefits in effect on the date of retirement multiplied by years of service rendered after age 21 and after July 1, 1976 (not in excess of 33.3 years).

CASH  BALANCE  RETIREMENT  PLAN

     The following table shows the approximate annual retirement benefits under our non-contributory cash balance retirement plan to eligible employees in specified compensation and years of service categories, assuming retirement occurs at age 65 and that benefits are payable only during the employee's lifetime. Benefits are not actuarially reduced where survivorship benefits are provided no opening balance was included in the table.


                                           YEARS OF SERVICE
                    --------------------------------------------------------------------
     ANNUAL
  COMPENSATION**        15          20          25          30          35          40
------------------  ----------  ----------  ----------  ----------  ----------  ----------

$   200,000         $  11,171   $  17,259   $  25,571   $  35,655   $  47,888  $  62,729
    225,000            12,567      19,416      28,767      40,112      53,874     70,570
    250,000            13,964      21,574      31,964      44,569      59,860     78,411
    300,000            16,757      25,888      38,357      53,482      71,832     94,093
    350,000            19,549      30,203      44,749      62,396      83,804    109,776
    400,000            22,342      34,518      51,142      71,310      95,776    125,458
    450,000            25,135      38,832      57,535      80,224     107,748    141,140
    500,000            27,928      43,147      63,928      89,137     119,721    156,822
    600,000            33,513      51,777      76,713     106,965     143,665    188,187*
    700,000            39,099      60,406      89,499     124,792     167,609*   219,551*
    800,000            44,684      69,035     102,284     142,620     191,553*   250,916*
    900,000            50,270      77,665     115,070     160,447*    215,497*   282,280*
  1,000,000            55,855      86,294     127,855     178,275*    239,441*   313,645*

___________


*     Currently, the maximum annual pension benefit which currently may be paid under a qualified plan is $160,000 subject to certain grandfather rules for limitation years beginning in 2003.

**    Compensation in excess of $200,000 is disregarded with respect to all plan years.
      Accordingly, the compensation of each named executive officer included in the
      Summary Compensation Table which was covered by the non-contributory retirement plan was limited to $200,000.



     The non-contributory cash balance retirement plan covers all employee beginning on April 1, 2002 with no age or service minimum requirement. However, leased employees and employees covered by a collective bargaining agreement will not participate in the plan. The cash balance plan pays benefits in the event of death (if married), retirement or termination of employment after the participant meets certain vesting requirements (generally 100% vested after 5
years of service).   The amount of the monthly retirement benefit payable
beginning at age 65, the normal retirement age, is equal to the greater of (i) the monthly benefit that is actuarial equivalent of the cash balance account, or
(ii) the accrued monthly benefit under the prior plan as of January 1, 2002.
The opening balance of a cash balance participant, who was an active participant in the plan on January 2, 2002 and was an active employee on April 1, 2002, is the actuarial equivalent present value of his frozen accrued benefit on January 1, 2002. Interest Credits are determined on the last day of each plan years based on the annual rate of interest on the ten-year US Treasury Bill Constant Maturities on October 1 of the immediately preceding the Plan Year. A Service Credit will be credited to the cash balance account of any cash balance participant who is an active participant at any time during the plan year. The amount of the Service Credit shall be a percentage of the participant's earnings for the plan year based on the years of credited service on the last day of the prior Plan Year.


                     YEARS OF CREDITED SERVICE   PERCENTAGE OF EARNINGS
                     -------------------------   -----------------------
                          0 through 9.99                 3%
                         10 through 19.99                4%
                            20 or more                   5%



CHANGE  OF  CONTROL  ARRANGEMENTS

     Messrs. S. Alexander, A. Alexander and M. Debrovner have not entered into change of control arrangements with us.

     We have however, entered into a severance and change in control agreement with Mr. Richter which becomes operative only upon a change of control. All other Vice Presidents have also entered into the same change of control agreement with us. A change of control is deemed to occur upon any one of five events: (1) we merge, consolidate or reorganize into or with another corporation or legal entity and we are not the surviving entity; (2) we sell or otherwise transfer 50% or more of our assets to one entity or in a series of related transactions; (3) any person or group acquires 25% or more of our then outstanding voting shares; (4) we file a report or proxy statement with the SEC disclosing that a change of control has occurred or will occur; or (5) if, during any 12-month period, trust managers at the beginning of the 12-month period cease to constitute a majority of the trust managers.

     If Mr. Richter or any other Vice President is terminated under specified conditions within one year following a change of control, he will be entitled to a severance benefit in an amount equal to (1) 2.99 times his annualized base salary as of the first date constituting a change of control or, if greater, (2)
2.99 times his highest base salary in the five fiscal years preceding the first event constituting a change of control, plus, in either case, 2.99 times his targeted bonus for the fiscal year in which the first event constituting a change of control occurs. In addition, Mr. Richter or any other Vice President, as applicable, is entitled to receive an additional payment or payments to the extent the severance benefit is subject to the excise tax imposed by Section 4999 of the Code or any similar tax imposed by state or local law, or any penalties or interest with respect to the tax. Mr. Richter will also receive one year of employee benefits coverage substantially similar to what he received or was entitled to receive prior to the change in control.

MANAGEMENT  DEVELOPMENT  AND  COMPENSATION  COMMITTEE  REPORT  ON  EXECUTIVE
COMPENSATION

     Our executive compensation is supervised by the management development and compensation committee of the board of trust managers which is comprised entirely of independent trust managers as determined by the board within the meaning of the applicable NYSE listing standards currently in effect. The board designates the members and the chairman of the committee.

     The committee is responsible for evaluating and establishing the level of compensation for executive officers and administering our share option and deferred compensation plans. The specific duties and responsibilities of the committee are described in the charter of the management development and compensation committee charter, which is included as Appendix A hereto and is
                                                     ----------
also available on our website at www.weingarten.com.
                                 ------------------

     The committee met four times during fiscal 2003. All committee members are actively engaged in the review of matters presented. The committee has direct access to independent compensation consultants and other experts for survey data and other information as it deems appropriate, and utilized independent consultants during the year.

     The committee has furnished the following report on executive compensation for fiscal 2003.

     Compensation Philosophy and Objectives. We seek to provide executive compensation that will support the achievement of our financial and growth goals while attracting and retaining qualified executive officers and rewarding superior performance. In order to achieve our objectives, we have structured an incentive based compensation system tied to our financial performance and portfolio growth. We will attempt to maximize the amount of compensation expense that is tax deductible where consistent with our compensation philosophy.

     Our committee annually reviews our compensation program to ensure that pay levels and incentive opportunities are competitive and reflect our performance. In general, we compensate our executive officers through base salary, bonus compensation, share options and restricted shares. Our annual executive officer compensation package, including that of the Chairman, Chief Executive Officer and the Vice Chairman, generally has lower base salaries than comparable companies, coupled with a leveraged incentive bonus system which will pay more with good performance and less with performance that is below expectation. Generally, target bonuses are within 30% to 50% of the base compensation of the individual, depending on the size of the incentive bonus awarded.

     Base Salary. Base salary levels for executive officers are largely derived through an evaluation of the responsibilities of the position held and the experience of the particular individuals, both compared to companies of similar size, complexity and, where comparable, in the same industry. The determination of comparable companies was based upon selections made by both us, as to comparable companies in the real estate industry, and by independent compensation consultants, as to other comparable companies. Not all companies included in the NAREIT All Equity Index described on page 21 are comparable in size and complexity, and not all comparable real estate companies are REITs. Actual salaries are based on an executive officer's skill and ability to influence our financial performance and growth in both the short-term and long-term. During 2003, our committee used compensation information provided by outside consultants in establishing base salaries.

     Bonus Compensation. All of our executive officers participate in a bonus program. Each individual's eligible bonus is based on a percentage of the individual's base salary. This bonus program has been in effect for more than 25 years. The bonus percentage is also based on a competitive analysis.

     Again, the executive officer's ability to influence our success is considered in establishing this percentage. Earned bonuses are determined annually on the basis of performance against pre-established goals. Other than for the Chairman, Vice Chairman and Chief Executive Officer, the eligible bonus percentage for executive officers is generally allocated 50% to our goals and 50% to the individual's goals. Specific individual goals for each executive officer are established at the beginning of the year and are tied to the functional responsibilities of each executive officer. Individual goals include both objective financial measures as well as subjective factors such as efficiency in managing capital resources, successful acquisitions, good investor relations and the continued development of management. Our goals are primarily based on operating performance, as measured by factors such as our funds from operations, and achieving the appropriate growth objective, relating primarily to portfolio acquisitions and new development. Other than the allocation between our goals and the individual, no specific weights are assigned to the individual goals. The bonuses of the Chairman, Vice Chairman and Chief Executive Officer are based entirely on our performance. Our performance targets and all individual goals were exceeded in fiscal 2003 and, consequently, the executive officers were eligible for full bonus awards.

     Share Incentive Program. Our committee strongly believes that by providing our executive officers with an opportunity to increase their ownership of common shares, the interests of shareholders and the executive officers will be closely aligned. Therefore, executive officers are eligible to receive share awards and options annually, giving them the right to purchase our common shares. The number of options granted to an executive officer is based on practices of the same comparable companies used to define base salary levels. Share awards and options are a significant part of our executive compensation system, and these awards and options are issued on an annual basis.

     Chief Executive Officer Performance Evaluation. For 2003, the management development and compensation committee evaluated the Chief Executive Officer's performance based on our financial performance and growth in real estate assets. As we exceeded both our funds from operations and our acquisition and new development goals, Mr. A. Alexander received 120% of his potential bonus based on our performance for 2003. Mr. Alexander's compensation (i.e. base salary, bonus compensation and the share incentive program) is based entirely on company-wide performance and is set by the management development and compensation committee.



                             Respectfully Submitted,



                MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
                       Robert J. Cruikshank, 2003 Chairman
                                Stephen A. Lasher
                                 Marc J. Shapiro

PERFORMANCE  GRAPH

     SEC rules require the presentation of a line graph comparing, over a period of five years, the cumulative total shareholder return to a performance indicator of a broad equity market index and either a nationally recognized industry index or a peer group index constructed by us.

     The graph below provides an indicator of cumulative total shareholder returns for us as compared with the S&P Stock Index and the NAREIT All Equity Index, weighted by market value at each measurement point. The graph assumes that $100 was invested on December 31, 1998 in our common shares and that all dividends were reinvested by the shareholder.


                    COMPARISON OF FIVE YEAR CUMULATIVE RETURN

                               [GRAPHIC OMITED]



                                        1999      2000      2001      2002      2003
                                      --------  --------  --------  --------  --------
WRI                                    149.85    181.46    213.32    261.36    332.42
S&P 500 Index                          355.75    323.36    284.93    221.95    285.62
The NAREIT All Equity Index            152.22    192.35    219.16    227.53    312.00



     There can be no assurance that our share performance will continue into the future with the same or similar trends depicted in the graph above. We will not make or endorse any predications as to future share performance.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF TRUST MANAGERS

     The audit committee is composed of three independent non-employee trust managers and operates under a written charter adopted by the board (a copy of which is available on our website and a copy of which his attached hereto as Appendix B). The board has determined that each committee member is independent
----------
within the meaning of the applicable NYSE listing standards currently in effect.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with GAAP. The company's independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. Our responsibility is to oversee and review these processes. We are not, however, professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurance as to such financial statements concerning compliance with the laws, regulations or GAAP or as to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors. We held five meetings during fiscal 2003. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management and the company's independent auditors, Deloitte & Touche LLP. We discussed with Deloitte & Touche the overall scope and plans for their audit. We met with Deloitte & Touche, with and without management present, to discuss the results of their examinations and their evaluations of the company's internal controls.

     We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2003 with management and Deloitte & Touche. We also discussed with management and Deloitte & Touche the process used to support certifications by the company's Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the company's periodic filings with the SEC.

     In addition, the audit committee obtained from Deloitte & Touche a formal written statement describing all relationships between the auditors and the company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence. When considering Deloitte & Touche's independence, we considered whether their provision of services to the company beyond those rendered in connection with their audit of the company's consolidated financial statements and reviews of the company's consolidated financial statements, including in its Quarterly Reports on Form 10-Q, was compatible with maintaining their independence. We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Deloitte & Touche. The audit committee also discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards (SAS) No. 61, as amended, "Communication with Audit Committees," SAS 99 "Consideration of Fraud in a Financial Statement Audit," and SEC rules discussed in Final Release Nos. 33-8183 and 33-8183a.

     Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the audit committee charter, we recommended to the board of trust managers (and the board has approved) that the audited financial statements for the year ended December 31, 2003 be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission. We have selected Deloitte & Touche as the company's independent auditors for the fiscal year ending December 31, 2004, and have presented the selection to the shareholders for ratification.

     The undersigned members of the audit committee have furnished this report to the board of trust managers.

                             Respectfully Submitted,
                                 AUDIT COMMITTEE
                        James W. Crownover, 2003 Chairman
                              Robert J. Cruikshank
                                 J. Murry Bowden



                                  PROPOSAL TWO
                      RATIFICATION OF INDEPENDENT AUDITORS

     The audit committee has appointed Deloitte & Touche LLP (Deloitte) as independent auditors to audit our financial statements for the fiscal year ending December 31, 2004. During fiscal 2003, Deloitte served as our independent auditors and also provided certain tax and other audit related services. Deloitte, or its predecessors, has served as our independent auditors for more than 30 years and are familiar with our affairs and financial procedures.

PRINCIPAL ACCOUNTING FIRM FEES

Aggregate fees billed to us for the fiscal years ended December 31, 2003, and 2002 by Deloitte.


                                                                  ($ in thousands)
                                                                   2003      2002
                                                                 --------  --------
Audit Fees (a)                                                   $ 487.8   $ 381.5
Audit-Related Fees (b)                                                --       --
Tax Fees (c)                                                       354.2     251.4
All Other Fees (d)                                                    --       --
                                                                 --------  --------
Total                                                            $ 842.0   $ 632.9
                                                                 ========  ========

Memo:  Ratio of Tax Planning and Advice Fees and All
       Other Fees to Audit Fees, Audit-Related Fees and
       Tax Compliance Fees                                        0.07:1    0.08:1



     (a) Fees for audit services billed in 2003 and 2002 consisted of audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements, comfort letters, consents and other services related to U.
S. Securities and Exchange Commission ("SEC") matters.

     (b) There were no fees for audit-related services billed in 2003 or 2002.

     (c) Fees for tax services billed in 2003 and 2002 consisted of tax compliance and tax planning and advice. Fees for tax compliance services totaled $300,000 and $202,700 in 2003 and 2002, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of Federal, state and local income tax return assistance, research for technical advice regarding technical terminations and disguised sales, research for technical advice and analysis for purpose of filing amended returns, assistance with 704 (c) calculations and assistance with earnings and profits calculation and review.

             Fees for tax planning and advice services totaled $54,200 $48,700 in 2003 and 2002, respectively. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Such services consisted of tax advice related to structuring certain proposed mergers, acquisitions and disposals, tax advice related to tax incentive financing plans, tax advice related to IRC 1031 reverse deferred exchanges, tax advice related to an intra-group restructuring, tax advice related to IRC 858 dividends and tax advice and compliance related to officers tax returns.

     (d)     There were no fees for other services billed in 2003 or 2002.

             At its regularly scheduled and special meetings, the audit committee considers and pre-approves any audit and non-audit services to be performed by our independent accountants. The audit committee has delegated to its chairman, an independent member of our board of trust managers, the authority to grant pre-approvals of non-audit services provided that any such pre-approval by the chairman shall be reported to the audit committee at its next scheduled meeting. However, pre-approval of non-audit services is not required if (i) the aggregate amount of non-audit services is less than 5% of the total amount paid by us to the auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the company as non-audit services at the time of the engagement; and (iii) such services are promptly brought to the attention of the audit committee and, prior to completion of the audit, are approved by the audit committee or by one or more audit committee members who have been delegated authority to grant approvals.

             The audit committee has considered whether the provision of services is compatible with maintaining the independent accountants' independence and has determined that such services have not adversely affected Deloitte's independence.

             Representatives of Deloitte will be present at the annual meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from shareholders.

             THE BOARD OF TRUST MANAGERS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF INDEPENDENT AUDITORS AS SET FORTH IN PROPOSAL TWO. PROXIES SOLICITED BY THE BOARD OF TRUST MANAGERS WILL BE SO VOTED UNLESS YOU
SPECIFY  OTHERWISE  IN  YOUR  PROXY.



                                 PROPOSAL THREE
                              SHAREHOLDER PROPOSAL

     We have received a shareholder proposal from the Massachusetts State Carpenter's Fund, (MSCF), 350 Fordham Road, Wilmington, Massachusetts 01887. MSCF has requested that we include the following proposal and supporting statement in our proxy statement for our 2004 annual meeting of shareholders, and if properly presented, this proposal will be voted on at the annual meeting. MSCF beneficially owns approximately 1,000 of our common shares. The shareholder proposal is quoted verbatim in italics below.

     Our board of trust managers disagrees with the adoption of the resolution proposed below and ask shareholders to read through our board of trust manager's response, which follows the shareholder proposal.

SHAREHOLDER PROPOSAL:  PERFORMANCE AND TIME-BASED RESTRICTED SHARES

     This proposal was submitted by the Massachusetts State Carpenters Fund, 350 Fordham Road, Wilmington, Massachusetts 01887, which owns approximately 1,000 shares of our common stock.

     Resolved that the shareholders of Weingarten Realty Investors ("Company") hereby request that the Board of Trust Managers' Compensation Committee, in developing future senior executive equity compensation plans, utilize performance and time-based restricted share programs in lieu of stock options. Restricted shares issued by the Company should include the following features:

     (1) Operational Performance Measures. The restricted share program should utilize justifiable operational performance criteria combined with challenging performance benchmarks for each criteria utilized. The performance criteria and associated performance benchmarks selected by the Compensation Committee should be clearly disclosed to shareholders.

     (2) Time-Based Vesting. A time-based vesting requirement of at least three years should also be a feature of the restricted shares program. That is, in addition to the operational performance criteria, no restricted shares should vest in less than three years from the date of grant.

     (3) Dividend Limitation. No dividend or proxy voting rights should be granted or exercised prior to the vesting of the restricted shares.

     (4) Share Retention. In order to link shareholder and management interests, a retention feature should also be included; that is, all shares granted pursuant to the restricted share program should be retained by the senior executives for the duration of their tenure with the Company.

     The Board and Compensation Committee should implement this restricted share program in a manner that does not violate any existing employment agreement or equity compensation plan.

     SUPPORTING STATEMENT: As long-term shareholders of the Company, we support executive compensation policies and practices that provide challenging performance objectives and serve to motivate executives to achieve long-term corporate value creation goals. The Company's executive compensation program should include a long-term equity compensation component with clearly defined operational performance criteria and challenging performance benchmarks.

     We believe that performance and time-based restricted shares are a preferred mechanism for providing senior executives long-term equity compensation. We believe that stock option plans, as generally constituted, all too often provide extraordinary pay for ordinary performance. In our opinion, performance and time-based restricted shares provide a better means to tie the levels of equity compensation to meaningful financial performance beyond stock price performance and to condition equity compensation on performance above that of peer companies.

     Our proposal recognizes that the Compensation Committee is in the best position to determine the appropriate performance measures and benchmarks. It is requested that detailed disclosure of the criteria be made so that shareholders may assess whether, in their opinion, the equity compensation system provides challenging targets for senior executives to meet. In addition, the restricted share program prohibits the receipt of dividends and the exercise of voting rights until shares vest.

     We believe that a performance and time-based restricted share program with the features described above offers senior executives the opportunity to acquire significant levels of equity commensurate with their long-term contributions. We believe such a system best advances the long-term interests of our Company, its shareholders, employees and other important constituents. We urge shareholders to support this reform.

     THE BOARD OF TRUST MANAGERS BELIEVES THAT THE PROPOSAL IS CONTRARY TO THE INTERESTS OF THE COMPANY AND OUR SHAREHOLDERS, AND ACCORDINGLY IS RECOMMENDING THAT YOU VOTE AGAINST THE PROPOSAL FOR THE FOLLOWING REASONS:

     Qualified and capable executive officers are essential to our success and to building value for our shareholders. In order to attract and retain such qualified employees, we must provide a competitive level of total compensation. A generally accepted principle of contemporary executive compensation practice is that the granting of share options is an effective manner of aligning the interests of executive officers with those of our other shareholders. Our board of trust managers and management development and compensation committee strongly support the concept of performance-based executive compensation arrangements that are designed to create long-term corporate and shareholder value and are market competitive. For this reason, the board and the committee have taken into account many of the features described in the shareholder proposal, including providing for awards that vest over several years to encourage long-term equity-holdings by executives. We believe that share options, which have value only when the price of our common shares appreciates over time, align the interests of our executive officers with those of our other shareholders. Our policy governing option grants provides that the option price per share shall not be less than 100% of the market value per share of our common shares at the grant date. A holder of a share option, therefore, will not receive any economic benefit unless and until the value of our shares increases above the exercise price. Therefore, share options granted by us to our senior executives are already performance-based and serve to motivate such executives to maximize long-term value of our shares. Options are subject to vesting requirements, such that each option becomes exercisable after one year in five equal annual installments of 20%.

     Our management development and compensation committee is comprised of three independent trust managers. As more fully described in the management development and compensation committee report on executive compensation on page 19 of this proxy statement, the management development and compensation committee has determined that the compensation of our executive officers should be directly and materially related to our short-term and long-term objectives. The fundamental difference between the board and the management development and compensation committee's current executive compensation programs and the shareholder proposal is the lack of flexibility provided by the proposal. The board and the management development and compensation committee believe that restricting potential incentive program features would unduly restrict the management development and compensation committee's choice among performance based compensation arrangements and would place us at a significant competitive disadvantage in recruiting and retaining executives. We believe that it is important to preserve the management development and compensation committee's ability to choose incentives that in their judgment best enable us to recruit and retain executive officers, motivate such executives to achieve our long-term goals, and align such executives' interests with those of our shareholders.

     We believe that replacing the granting of shares options with restricted shares having the terms set forth in the proposal could considerably undermine our ability to motivate and retain our executive leadership. We generally do not enter into employment agreements with our executives, and they could seek other employment if they felt that their future equity compensation opportunities with us were less attractive than those offered by other companies. The loss of certain of our executives could make it more difficult for us to meet our goals.

     In addition, we are concerned that the share retention feature of the proposal could have a negative impact on the retention of our executive officers. The proposal would require the restricted shares to be retained by the executive officer as long as he is employed by us. This requirement limits the value of the restricted shares because the officer will not receive any economic benefit until his or her employment is terminated. We do not want to create an incentive for an executive officer to terminate his or her employment so that he or she can sell their restricted shares. Instead, we believe that an option plan that has vesting requirements, thereby encouraging retention, but that provides some compensation while the executive officer is still employed by us is in our best interest.

     THE BOARD OF TRUST MANAGERS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THE SHAREHOLDER PROPOSAL AS SET FORTH IN PROPOSAL THREE. PROXIES SOLICITED BY THE BOARD OF TRUST MANAGERS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE IN YOUR PROXY.

                                  OTHER MATTERS

     As of the mailing date of this proxy statement, the board of trust managers knows of no other matters to be presented at the meeting. Should any other matter requiring a vote of the shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal at the annual meeting in the year 2005, and who wishes to have the proposal included in our proxy statement for that meeting, must deliver the proposal to our corporate secretary
M. Candace DuFour, at P.O. Box 924133, Houston, Texas 77292-4133 by November 19, 2004. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

     Any shareholder who intends to bring business to the annual meeting in the year 2005, but not include the proposal in our proxy statement, or to nominate a person to the board of trust managers, must give written notice to our corporate secretary, M. Candace DuFour, at P.O. Box 924133, Houston, Texas 77292-4133, by January 20, 2005.

                                  ANNUAL REPORT

     We have provided without charge a copy of the annual report to shareholders for fiscal year 2003 to each person being solicited by this proxy statement. UPON THE WRITTEN REQUEST BY ANY PERSON BEING SOLICITED BY THIS PROXY STATEMENT, WE WILL PROVIDE WITHOUT CHARGE A COPY OF THE ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC (EXCLUDING EXHIBITS, FOR WHICH A REASONABLE CHARGE SHALL BE IMPOSED). All requests should be directed to: M. Candace DuFour, Sr. Vice President and Secretary at Weingarten Realty Investors, P.O. Box 924133, Houston, Texas 77292-4133. This information is also available via the Internet at our website (www.weingarten.com) and the EDGAR version of such report (with
                ------------------
exhibits) is available at the SEC's world wide web site (www.sec.gov).
                                                         -----------

                            WEINGARTEN REALTY INVESTORS

                  MANAGEMENT DEVELOPMENT AND EXECUTIVE COMPENSATION
                      COMMITTEE OF THE BOARD OF TRUST MANAGERS
                                     CHARTER

                           (ADOPTED OCTOBER 24, 2003)

     A.   PURPOSE

     The primary functions of the Management Development and Executive Compensation Committee (the "Committee") of Weingarten Realty Investors (the
                             ---------
"Company") are to establish the compensation of executive officers and
 -------
administer management incentive compensation plans. The Committee also will review the development progress of key members of management.

     B.   MEMBERS

     The Compensation Committee will be comprised of three or more trust managers as determined by the board of trust managers (the "Board"), each of
                                                            -----
whom shall be an independent trust manager (as defined in the listing standards of the New York Stock Exchange) and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Each member will also be: (i) a "non-employee trust manager" for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and (ii) an "outside trust manager" for purposes of the regulations promulgated under Section 162(m) of the Internal Revenue Code. The Chairman of the Committee (the "Chairman") is appointed by the Board.
                                          --------
Members will serve at the pleasure of the Board and for such term or terms as the Board may determine.

     C.   MEETINGS

     The Committee will hold regular meetings as may be necessary and such special meetings as may be called by the Chairman. A majority of the Committee members will constitute a quorum for the transaction of business and an act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee. All meetings may be held telephonically.

     The Committee has the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

     D.   RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Compensation Committee will:

          1.  Review and approve corporate goals and objectives relevant to the
          Chief Executive Officer's (the "CEO") compensation on at least an
                                          ---
          annual basis, evaluate the CEO's performance in light of those goals and objectives and determine the CEO's compensation level based on this evaluation. In determining the long-term incentive component of the CEO's compensation, the Committee will consider the Company's performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, the awards given to the Company's CEO in past years and the Committee's assessment of the CEO's current and expected contribution to the Company's success.


                                    PAGE A-1

          2. Approve the compensation of the Company's Chairman of the Board, Vice Chairman and the CEO (collectively, the "Executive Officers").
                                                        ------------------

          3. Make recommendations to the Board regarding compensation arrangements for trust managers.

          4. Recommend to the Board the creation of any compensation or employee benefit plan or program for employees, officers or trust managers of the Company.

          5. With respect to the Executive Officers, approve establishment and modification of executive compensation and benefit programs, such as salary ranges, deferred compensation, employment agreements and severance arrangements.

          6. Approve awards under restricted share, option and deferred compensation plans for the officers of the Company that are reporting persons for purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended.

          7. Administer the restricted share, option and deferred compensation plans and otherwise perform all duties delegated to the Committee by the Board or pursuant to such plans.

          8. Have the sole authority to retain and terminate any compensation consultant engaged to assist in the evaluation of trust manager or Executive Officer compensation, and the sole authority to approve such firm's fees and other retention terms.

          9. Approve the annual committee report on executive compensation for inclusion in the Company's proxy statement.

          10. Oversee the Company's succession and management development programs and review the development of key employees.

          11. Report regularly to the Board any issues that arise with respect to the Committee's responsibilities.

          12. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

          13. Conduct an annual performance evaluation of the Committee's effectiveness.


                                    PAGE A-2

                           WEINGARTEN REALTY INVESTORS

                             AUDIT COMMITTEE CHARTER

                           (AMENDED FEBRUARY 19, 2004)

PURPOSE

The  Audit  Committee  (the  "Audit Committee" or the "Committee") of Weingarten
                              ---------------          ---------
Realty  Investors  (the "Company") shall assist the Board of Trust Managers (the
                         -------
"Board")  in  fulfilling  its  general oversight of: (1) the Company's financial
 -----
reporting processes and the audit of the Company's financial statements, including the integrity of the financial statements of the Company; (2) the Company's compliance with ethical policies contained in the Company's Code of Conduct and Ethics; (3) compliance with the Company's legal and regulatory requirements; (4) the independence, qualification and performance of the Company's independent auditors; (5) the performance of the Company's internal audit function; and (6) risk assessment and risk management.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee, and the Committee shall receive appropriate funding, as determined by the Committee, for the payment of fees of any such lawyers, accountants or consultants. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

ORGANIZATION

This charter governs the operations of the Audit Committee. The Audit Committee shall review and reassess the adequacy of this charter annually and recommend any proposed changes to the charter to the Board for approval. The Company's Governance and Nominating Committee shall nominate trust managers for appointment to the Audit Committee. The Board will appoint Committee members annually. The Board may remove Committee members at any time with or without cause, by a majority vote. The Board will fill any vacancy on the Committee. The Audit Committee shall be comprised of at least three directors, each of whom is independent under the applicable New York Stock Exchange ("NYSE") listing
                                                                  ----
standards, as determined by the Board. All members of the Audit Committee must meet the NYSE financial literacy requirements and at least one member must meet the NYSE financial expertise requirements.

RESPONSIBILITIES  AND  PROCESSES

While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company's financial statements and the Company's independent auditors are responsible for auditing the annual financial statements and for reviewing the unaudited interim financial statements. Nor is it the duty of the Audit Committee to conduct investigations to assure compliance with laws and regulations and the Company's Code of Conduct and Ethics.


                                    PAGE B-1

The Audit Committee, in carrying out its responsibilities, believes its policies and procedures should be reviewed periodically, in order to best react to changing conditions and circumstances. The Audit Committee should take appropriate actions to ensure a management environment for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Audit Committee. These are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate.

In  carrying  out  its  responsibilities,  the  Audit  Committee  shall:

1. Retain, subject to shareholder ratification, the independent auditors of the Company to conduct the examination of the books and records of the Company and its affiliates, and terminate any such engagement if circumstances warrant. The independent auditors are ultimately accountable to, and shall report directly to, the Audit Committee. The Audit Committee shall provide oversight of the work of the independent auditors, including resolution of disagreements between management and the independent auditors regarding financial reporting.

2. Pre-approve all audit services and, to the extent such pre-approval is required by law, all non-audit services provided by the independent auditors, as well as the fees and terms for providing such services. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

3. At least annually, obtain and review a report by the independent auditors describing: (i) the firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting any independent audits carried out by the firm and any steps taken to deal with any such items; and (iii) all relationships between the independent auditor and the Company.

4. Evaluate the performance of the Company's independent auditors and lead audit partner, and report its conclusions to the full Board.

5. Meet with the Company's independent auditors and management to review the scope of the proposed annual audit (and related quarterly reviews), the key audit procedures to be followed and, at the conclusion of the audit, review the principal audit findings including any comments or recommendations of the Company's independent auditors.

6. Obtain assurance from the Company's independent auditors that it has complied with its obligation to report any fraud identified in connection with its audit of the financial statements of the Company.

7. Discuss the Company's annual audited financial statements and unaudited quarterly financial statements with management and the independent auditors, including management's discussion and analysis of financial condition and results of operations. Discuss other matters with the Company's independent auditors as required by the SEC and, if the financial statements are acceptable, recommend that the audited financial statements be included in the Company's Form 10-K. While the fundamental responsibility for the Company's financial statements and disclosures rests with management, the Committee will review: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial


                                    PAGE B-2
statements and the treatment preferred by the independent auditors; (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (iv) earnings press releases (paying particular attention to any use of pro-forma information and non-GAAP information).

8. Approve the content of the report of the Audit Committee required by the SEC to be included in the Company's annual proxy statement, and review and approve all "related party transactions," as defined in applicable securities.

9. Meet, at least annually, with management to discuss, as appropriate, significant accounting accruals, estimates and reserves; litigation matters; management's representations to the independent auditors; new or proposed regulatory accounting and reporting rules; any significant off-balance sheet transactions and special purpose entities; disclosure controls and procedures; and any significant financial reporting issues or judgments disputed with the Company's independent auditors.

10. At least annually, receive from and discuss with the independent auditors and management, separately or together as determined by the Committee, a report on (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iii) other material written communications between the independent auditors and management of the Company, such as any management letter or schedule of unadjusted audit differences.

11. Review quarterly with the Company's CEO and CFO (i) the adequacy and effectiveness of the Company's internal controls, including any significant deficiencies therein, (ii) any material weakness in the Company's internal controls and (iii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company's internal controls.

12. Review annually with management and the independent auditors (i) the internal control report contained in the Company's Annual Report on Form 10-K regarding management's assessment of the effectiveness of the internal control structure and procedures of the Company for financial reporting, and (ii) the attestation and report of the independent auditors regarding management's assessment of internal controls.

13. Discuss with the Company's independent auditors and management information relating to the auditors' judgments about the quality, not just the acceptability, of the Company's accounting principles and matters identified by the auditors during its interim reviews. Also, the Committee shall discuss the results of the annual audit and any other matters that may be required to be communicated to the Audit Committee by the Company's independent auditors under generally accepted auditing standards.

14. Discuss with management an outline of press releases regarding results of operations, as well as general policies on financial information and earnings guidance to be provided to analysts, rating agencies, and the general public. Review any relevant items with management and the Company's independent auditors prior to release of any such press releases or earnings guidance. The review shall be with the Chairman of the Audit Committee or the full Audit Committee, as may be appropriate.

15. At least quarterly, discuss separately with the Company's independent auditors and management the adequacy and effectiveness of the Company's internal accounting and financial controls, and elicit any recommendations for improvement.

16. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, internal auditors or management.


                                    PAGE B-3

17. Discuss with management policies with respect to risk assessment and risk management. While it is the job of the Company's management to assess and manage the Company's exposure to risk, the Committee will discuss guidelines and policies that govern the process. This discussion may include the Company's financial risk exposures and the steps management has taken to monitor and control exposure.

18. At least annually, receive and discuss with the independent auditors their annual written statement regarding all relationships or services between the independent auditors and the Company or any other relationships or services that may impact their objectivity and independence.

19. Confirm that the Company's hiring policies conform to applicable SEC or other external guidelines for employment by the Company of employees and former employees of the independent auditors.

20. Confirm that neither the lead audit partner nor the concurring partner of the independent auditor has performed audit services for the Company for more than five consecutive fiscal years, and oversee the rotation of other audit partners at least once every seven years.

21. Confirm that none of the Company's CEO, CFO, Chief Accounting Officer, Controller or equivalent officers were employed by the independent auditor and participated in any capacity in the audit of the Company during the one-year period preceding the initiation of the audit.

22. Receive from management a summary of findings from completed audits (and management's response) and a progress report on the proposed internal audit plan with explanations for any material deviations from the original plan.

23. Review periodic reports from management with respect to, and advise the Board regarding compliance with, the Company's Code of Conduct and Ethics.

24. Review with the Company's counsel legal matters that may have a material impact on the financial statements.

25. Provide sufficient opportunity at its meetings to meet separately in executive session with the Company's independent auditors and members of management. Among the items to be discussed with the Company's independent auditors are (i) the independent auditors' evaluation of the Company's financial and accounting personnel; (ii) the cooperation that the independent auditors received during the course of its audit; (iii) any management letter provided by the independent auditors and management's response; and (iv) any other matters the Audit Committee may determine from time to time.

26. Report regularly to the Board with respect to the Audit Committee's activities.

27. Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

28. In consultation with the Governance Committee, conduct an annual evaluation of the performance and effectiveness of the Audit Committee and report the results of that evaluation to the Board.

29. As the Committee determines necessary to carry out its duties, obtain advice and assistance from outside advisors, including the Company's legal, accounting or other advisors.


                                    PAGE B-4

--------------------------------------------------------------------------------


                           WEINGARTEN REALTY INVESTORS
                           ---------------------------
                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 23, 2004

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUST MANAGERS

The shareholder of Weingarten Realty Investors, a Texas real estate investment trust, whose name and signature appear on the reverse side of this card hereby appoints Stanford Alexander, Martin Debrovner and Andrew M. Alexander, or each of them, the proxies of the shareholder, each with full power of substitution, to vote at the annual meeting, and at any adjournments of the annual meeting, all common shares of Weingarten that the shareholder is entitled to vote at the annual meeting, in the manner shown on the reverse side of this card.

THE COMMON SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDER'S DIRECTIONS ON THE REVERSE SIDE OF THIS CARD. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1. AND 2., AGAINST PROPOSAL 3., AND AT THE PROXIES' DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF, SUBJECT TO LIMITATIONS SET FORTH IN APPLICABLE REGULATIONS UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Please vote this proxy card promptly, using one of the methods described on the reverse side of this card. Thank you.





                                SEE REVERSE SIDE

[GRAPHIC OMITTED]

                                   VOTE  BY  INTERNET  -  WWW.PROXYVOTE.COM
                                                          ------------------
                                   Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

                                   VOTE  BY  PHONE  -  1-800-690-6903
                                   Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

                                   VOTE  BY  MAIL
                                   Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to Weingarten Realty Investors, c/o ADP,51 Mercedes Way, Edgewood, NY 11717.


                                   PLEASE VOTE THIS PROXY CARD PROMPTLY, USING ONE OF THE METHODS DESCRIBED ABOVE.
                                                  THANK YOU.







TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                 WEING1     KEEP THIS PORTION FOR YOUR RECORDS
-------------------------------------------------------------------------------
                                            DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

WEINGARTEN REALTY INVESTORS

THE BOARD OF TRUST MANAGERS RECOMMENDS
--------------------------------------
A VOTE "FOR" PROPOSALS 1. AND 2.
--------------------------------


1.  Election  of  Trust  Managers.

                                                      FOR  WITHHOLD  FOR ALL  TO WITHHOLD AUTHORITY TO VOTE, MARK "FOR ALL EXCEPT"
01)  Stanford Alexander    06)  Melvin A. Dow         All    All     EXCEPT   AND WRITE THE NOMINEE'S NUMBER ON THE LINE BELOW.
02)  Andrew M. Alexander   07)  Stephen A. Lasher
03)  J. Murry Bowden       08)  Douglas W. Schnitzer  [ ]    [ ]      [ ]     ----------------------------------------------------
04)  James Crownover       09)  Marc J. Shapiro
05)  Robert J. Cruikshank


                                             The  undersigned hereby revokes any
                                             proxy previously given with respect
                                             to  Weingarten's common shares, and
                                             hereby  ratifies  and  confirms all
                                             that the proxies, their substitutes
                                             or  any  of them may lawfully do by
                                             virtue  hereof.

     VOTE ON PROPOSALS                              For     Against    Abstain
                                                    [ ]       [ ]        [ ]
2.  Ratification of Deloitte & Touche LLP as
    Weingarten's  independent  auditors.

                                             Note:  Please  sign  exactly  as
                                             name(s)  appear(s) on  this  proxy.
                                             When  shares are held jointly, both
                                             should  sign.  When  signing  as
                                             attorney,  executor, administrator,
                                             trustee  or  guardian,  please give
                                             full  title  as such. When executed
                                             by  a  corporation  or partnership,
                                             please  sign  in  full corporate or
                                             partnership  name  by  a  duly
                                             authorized  officer  or  partner,
                                             giving  title.


THE BOARD OF TRUST MANAGERS UNANIMOUSLY        For     Against    Abstain
---------------------------------------
RECOMMENDS A VOTE "AGAINST"                    [ ]       [ ]        [ ]
---------------------------
PROPOSAL 3.
----------

3.  Shareholder proposal entitled
    "Performance  and  Time-Based
    Restricted  Shares".
                                             PLEASE  VOTE  THIS  PROXY  CARD
                                             PROMPTLY, USING ONE OF THE METHODS
                                             DESCRIBED  ABOVE,  THANK  YOU.

In  their  discretion, the proxies are
authorized to vote upon all other matters which may properly come before the annual meeting or any adjournments of the annual meeting.


                                                    YES           NO
HOUSEHOLDING ELECTION - Please indicate
---------------------
if you consent to receive certain future
investor communications  in  a  single
package  per  household                            [ ]           [ ]




----------------------------------  ---------       ------------------------  ---------
Signature [PLEASE SIGN WITHIN BOX]     Date         Signature [JOINT OWNERS]     Date